Exhibit 10.1




                                                    October 14, 2004

Chris A. Davis
Chairman and Chief Executive Officer
McLeodUSA Incorporated
McLeodUSA Technology Park
6400 C Street SW, P.O. Box 3177,
Cedar Rapids, IA 52406-31


                  Re: Employment Agreement, dated as August 1, 2001 (the "Agreement")

         This letter confirms our understanding that, effective as of the date hereof, the Agreement is reinstated in the same form as it existed prior to its scheduled expiration on August 1, 2004 with the following revisions:

1. Section 2 of the Agreement is amended to delete the phrase "the third anniversary of the Commencement Date" and replace it with the phrase "October 14, 2007."

2. The first two sentences of Section 3 of the Agreement are replaced with the following sentence:

         The Executive shall serve as Chief Executive Officer and
         Chairman of the Board of Directors of the Company (the "Board") and shall have such responsibilities, duty and authority as may from time to time be assigned to the Executive by the Board that are consistent with such position.

3. Section 5 of the Agreement is amended to revise paragraph (b) to replace two references to "50%" with references to "100%."

4.    Section 8 of the Agreement is amended to revise paragraph (d), clause
      (iv) to replace the phrase "the original three-year Term" with the phrase "the original Term (including any extension thereof)."

5. Section 10 of the Agreement is amended to replace the two references to "the fourth anniversary of the Commencement Date" with references to "October 14, 2008."

6. In addition, for the purpose of ensuring that Executive's total annual cash compensation is not reduced during the Term, during the Term, the Company will make equalization payments, as necessary, to offset any reduction in the $500,000 annual cash compensation currently received by Executive from Forstmann little & Co. Any such payments shall be subject to withholding and shall be paid quarterly in advance in accordance with the terms of Executive's agreement with Forstmann Little. If the Executive's employment is terminated for any reason, Executive shall be entitled to retain any equalization payments made prior to the date of termination. Any payments provided under this paragraph shall not be considered "salary" or "bonus" for purposes of the Agreement, including, without limitation, Section 5(b) or Section 8(d)(ii) thereof.

         Capitalized terms used but not defined herein shall have the meaning set forth in the Agreement. Except as specifically amended and modified above, the reinstated Agreement and that certain letter agreement between you and the Company, dated as of July 20, 2001, which shall constitute one and the same agreement, are ratified and confirmed in all respects.

Please confirm your agreement with the foregoing by signing and returning to the undersigned a copy of this letter.

                                         Very truly yours,

                                         MCLEODUSA INCORPORATED


                                              /s/ James E. Thompson
                                         By: _____________________________
                                                  James E. Thompson
                                         Title:  GVP, General Counsel and
                                                 Secretary


Confirmed and Agreed as of
the date first written above:


/s/ Chris A. Davis
____________________________
      Chris A. Davis